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                                                                    Exhibit 3.98


                            ARTICLES OF INCORPORATION

                                       OF

                     AFTER HOURS PEDIATRIC PRACTICES, INC.



         The undersigned, pursuant to Florida Statues, Chapter 607 does hereby adopt and sign the following Articles of Incorporation.

         FIRST: The name of the corporation (hereinafter called the "Corporation") is AFTER HOURS PEDIATRIC PRACTICES, INC.

         SECOND: The principal place of business and mailing address of the Corporation shall be 320 West Kennedy Boulevard, Suite 700, Tampa; Florida 33606.

         THIRD: The duration of the corporation is to be perpetual.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (1;000):

         FIFTH: The nature of the business or purpose to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the Florida 1989 Business Corporation Act:

         SIXTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same mow exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

         SEVENTH: The Corporation's registered agent shall be as follows:


                           Corporation Service Company
                           1201 Hays Street
                           Tallahassee, Florida 32301


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         EIGHTH: The name and address of the Incorporator is: John R. Stair,
1900 Winston Road, Suite 300, Knoxville, Tennessee 37919.

     Signed on the 1st day of November, 2001


                                                  /s/ John R. Stair
                                                  ------------------------------
                                                  John R. Stair, Incorporator


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